Exhibit 10.1

FORM OF

LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) of the undersigned holder of Series E Convertible Preferred Stock (the “Preferred Stock”), dated as of the 8th day of March 2017, is by and between Inventergy Global, Inc., a Delaware corporation (the “Company”) and the undersigned holder (the “Holder”), which shares of Preferred Stock were issued pursuant to the Securities Purchase Agreement, dated as of July 21, 2016 (as amended, the “Securities Purchase Agreement”), and with the terms and conditions set forth in that certain Certificate of Designation issued in connection therewith (the “Certificate of Designation”). Capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement and the Certificate of Designation.

NOW THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that until after March 31, 2017, the undersigned Holder shall not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned Holder or any Affiliate of the undersigned Holder or any person in privity with the undersigned holder or any Affiliate of the undersigned Holder), directly or indirectly, shares of Common Stock of the Company received by the undersigned upon conversion of the Series E Preferred Stock, for less than $0.50 per share, subject to adjustment for reverse and forward stock splits and the like.

The Company shall issue a press release or file a Current Report on Form 8-K announcing the material terms of this Agreement. Except as specifically provided herein, this Agreement shall not operate as an Agreement or waiver of any other provisions of the Securities Purchase Agreement or the Certificate of Designation, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by e-mail or facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

INVENTERGY GLOBAL, INC.

By:
Name:	Joseph W. Beyers
Title:	Chairman & CEO

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

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